As filed with the Securities and Exchange Commission on August 20, 1999 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TECH-SYM CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                                         74-1509818
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                        10500 WESTOFFICE DRIVE, SUITE 200
                              HOUSTON, TEXAS 77042
          (Address, including zip code, of Principal Executive Offices)

                              TECH-SYM CORPORATION

                           1998 EQUITY INCENTIVE PLAN
                       (SECOND AMENDMENT AND RESTATEMENT)

                            (Full title of the plan)

                                J. RANKIN TIPPINS
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        10500 WESTOFFICE DRIVE, SUITE 200
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                    COPY TO:

                                 THOMAS P. MASON
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                         ------------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED
                                                                     PROPOSED          MAXIMUM
                                                    AMOUNT           MAXIMUM          AGGREGATE          AMOUNT OF
                                                     TO BE        OFFERING PRICE       OFFERING        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED             REGISTERED(1)     PER SHARE(2)        PRICE(2)             FEE
----------------------------------------------  --------------    --------------    --------------    --------------

Common Stock, Par Value $.10 Per Share .......         750,000    $        22.22    $16,665,000.00    $     4,632.87
                                                ==============    ==============    ==============    ==============

(1) The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's common stock for August 18, 1999 on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on August 19, 1999.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

      (3) The description of the common stock, par value $0.10 per share, and the rights associated with the common stock contained in the Company's registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating the descriptions of the common stock or the rights.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      J. Rankin Tippins, General Counsel for the Company is the beneficial owner of 38,291 shares of the Company's common stock. This number includes 27,000 shares subject to options exercisable within 60 days of the date of this registration statement. Additionally, Mr. Tippins is the beneficial owner of 22,250 shares of common stock of GeoScience Corporation ("GeoScience"), a subsidiary of the Company. This number includes 16,250 shares subject to options exercisable within 60 days of the date of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Nevada Revised Statutes and certain provisions of the Company's By-Laws under certain circumstances provide for indemnification of the Company's Officers, Directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company's By-Laws and to the statutory provisions.

      In general, any Officer, Director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

      The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and must not have been adjudged liable for negligence or misconduct.

      Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of shareholders or Directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance which protects its Officers and Directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER                       DESCRIPTION
         -------                      -----------

           5.1         Opinion of J. Rankin Tippins, General Counsel.

          23.1         Consent of PricewaterhouseCoopers LLP.

          23.2         Consent of J. Rankin Tippins, General Counsel
                         (included in Exhibit 5.1).

          24.1         Power of Attorney (included in Part II of the
                         Registration Statement).

          99.1         Tech-Sym Corporation 1998 Equity Incentive Plan (Second
                         Amendment and Restatement).
ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (iii) To include any additional or changed material information on the plan of distribution.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

            (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of August, 1999.

                               TECH-SYM CORPORATION
                               (Registrant)


                               By: /s/ J. MICHAEL CAMP
                                       J. Michael Camp
                                       Chairman of the Board of Directors,
                                       President, and Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Tech-Sym Corporation (the "Company") hereby constitutes and appoints J. Michael Camp and Ray F. Thompson, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 19, 1999 in the capacities indicated.

          SIGNATURE                                  TITLE

/s/ J. MICHAEL CAMP      Chairman of the Board of Directors, President and
    J. Michael Camp      Chief Executive Officer (principal executive officer)

/s/ RAY F. THOMPSON      Vice President and Chief Financial Officer (principal
    Ray F. Thompson      financial officer)

/s/ PAUL L. HARP         Treasurer and Controller (principal accounting officer)
    Paul L. Harp

/s/ W. L. CREECH         Director
    W. L. Creech

/s/ MICHAEL C. FORREST   Director
    Michael C. Forrest

/s/ A. A. GALLOTTA, JR.  Director
    A. A. Gallotta, Jr.

/s/ WENDELL W. GAMEL     Director
    Wendell W. Gamel

/s/ RICHARD S. FRIEDLAND         Director
    Richard S. Friedland

/s/ JAMES R. HENDERSON           Director
    James R. Henderson

/s/ WARREN G. LICHTENSTEIN       Director
    Warren G. Lichtenstein

/s/ COY J. SCRIBNER              Director
    Coy J. Scribner

/s/ CHARLES K. WATT              Director
    Charles K. Watt

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------

 5.1          Opinion of J. Rankin Tippins, General Counsel.

 23.1         Consent of PricewaterhouseCoopers LLP.

 23.2         Consent of J. Rankin Tippins, General Counsel
                (included in Exhibit 5.1).

 24.1         Power of Attorney (included in Part II of the
                Registration Statement).

 99.1         Tech-Sym Corporation 1998 Equity Incentive Plan (Second Amendment
                and Restatement).